ADVISORY AGREEMENT

This ADVISORY AGREEMENT (this “Agreement”) is entered into on this the 6th day of April, 2004, by and between COLE CREDIT PROPERTY TRUST, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS, LLC, a Delaware limited liability company (the “Advisor”).

WITNESSETH

WHEREAS, the Company will be issuing shares of its common stock, par value $.01, pursuant to a private offering to “accredited investors”

WHEREAS, the Company intends to qualify as a real estate investment trust and to invest its funds in investments permitted by the terms of the Company’s Articles of Incorporation and Sections 856 through 860 of the Internal Revenue Code;

WHEREAS, the Company desires to avail itself of the experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms used in this Agreement shall have the meanings specified below:

Acquisition Expenses. Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.

Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses but including the Acquisition and Advisory Fees, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, development fees, construction fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be development fees and construction fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.

Acquisition and Advisory Fees. The fees payable to the Advisor pursuant to Section 3.01(b).

Advisor. Cole REIT Advisors, LLC, a Delaware limited liability company, any successor advisor to the Company, or any Person to which Cole REIT Advisors, LLC, or any successor advisor subcontracts all or substantially all of its functions.

Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such

Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Aggregate Assets Value. The aggregate book value of the Assets at the time of measurement before deducting depreciation, bad debts or other similar non-cash reserves and without reduction for any debt secured by or relating to such assets; provided, however, that during such periods in which the Board of Directors is determining on a regular basis the current value of the Company’s net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Aggregate Assets Value” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent Assets’ aggregate valuation established by the Board of Directors without reduction for depreciation, bad debts or other non-cash reserves and without reduction for any debt secured by or relating to such assets.

Appraised Value. Value according to an appraisal made by an Independent Appraiser.

Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.

Assets. Properties, Mortgages and other investments (other than investments in bank accounts, money market funds or other current assets, whether of the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Company, directly or indirectly through one or more of its Affiliates.

Asset Management Fee. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.

Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, computed by taking the average of such values at the end of each month during such period; provided, however, that during such periods in which the Company is determining on a regular basis the current value of its net assets for purposes of enabling fiduciaries of employee benefit plan stockholders to comply with applicable Department of Labor reporting requirements, “Average Invested Assets” will equal the greater of (i) the amount determined pursuant to the foregoing or (ii) the most recent Assets’ aggregate valuation established by the Board of Directors without reduction for depreciation, bad debts or other non-cash reserves.

Board of Directors. The Board of Directors of the Company.

Bylaws. The bylaws of the Company, as the same are in effect from time to time.

Change of Control. Any issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Partnership (including, without limitation, pursuant to a merger, share exchange or consolidation) which results in a Person or group of Persons beneficially owning or controlling, directly or indirectly, greater than 50% of the voting power of the Company or the Partnership.

Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company. Cole Credit Property Trust, Inc., a corporation organized under the laws of the State of Maryland.

Competitive Real Estate Commission. A real estate or brokerage commission for the purchase or sale of a Property which is reasonable, customary, and competitive in light of the size, type and location of the Property.

Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an Asset or the amount of funds advanced with respect to a Mortgage, exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price. The total consideration provided for in the sales contract for the sale of a Property.

Dealer Manager. Cole Capital Corporation, an Affiliate of the Advisor, or such Person selected by the Board of Directors to act as the dealer manager for an Offering.

Director. A member of the Board of Directors.

Disposition Fee. The fee payable to the Advisor for services provided in connection with the Sale of one or more Properties pursuant to Section 3.01(c).

Dividends. Any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Finance Coordination Fee. The fee payable to the Advisor for services provided in connection with the receipt of loans on one or more Properties pursuant to Section 3.01(f).

Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for selling commissions, volume discounts, dealer manager fees or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced selling commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the prospectus or private offering memorandum for such Offering without reduction.

Independent Appraiser. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board of Directors. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.

Invested Capital. The amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Dividend that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.

Joint Ventures. The joint venture or partnership arrangements in which the Company or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.

Listing or Listed. The listing of the Shares of the Company on a national securities exchange or the quotation of shares on The Nasdaq Stock Market. Upon such Listing, the Shares shall be deemed Listed.

Market Value. Upon Listing, the market value of the outstanding Shares, measured by taking the average closing price or average of bid and asked price, as the case may be, over a period of 30 days during which the Shares are traded, with such period beginning 180 days after Listing.

Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

Net Sales Proceeds. In the case of a transaction described in clause (i) (A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i) (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.

Offering. Any offering of Shares pursuant to, an effective registration statement filed under the Securities Act, or an applicable exemption therefrom, excluding Shares offered under any employee benefit plan.

Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Share of Net Sales Proceeds, (vi) the Performance Fee, (vii) the Subordinated Incentive Listing Fee, (viii) Acquisition Fees and Acquisition Expenses, (ix) real estate commissions on the Sale of Property, (x) the Finance Coordination Fee, and (xi) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Organization and Offering Expenses. Any and all costs and expenses, other than selling commissions and the 2.0% dealer manager fee, incurred by the Advisor or any Affiliate m connection with the formation, qualification and registration of the Company and the marketing and distribution of its Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telecopier and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.

Partnership. Cole Operating Partnership I, LP, a Delaware limited partnership, through which the Company may own Assets.

Performance Fee. The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met pursuant to Section 4.03(b) or (c).

Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or through joint venture arrangements or other partnership or investment interests.

Proprietary Property. All modeling algorithms, tools, computer programs, know-how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used in performing the duties set forth in Section 2.02 that relate to investment advice regarding current and potential Assets, and all modifications, enhancements and derivative works of the foregoing.

Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interest) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.

Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof. Notwithstanding the foregoing, “Sale” or “Sales” shall not include any transaction or series of transactions specified in clause (i) (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.

Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Shares. Any shares of the Company’s common stock, par value $.01 per share.

Soliciting Dealers. Broker-dealers who are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor. Christopher H. Cole.

Stockholders. The record holders of the Company’s Shares as maintained in the books and records of the Company or its transfer agent.

Stockholders’ 7.5% Return. As of each date, an aggregate amount equal to a 7.5% cumulative, noncompounded, annual return on Invested Capital.

Subordinated Incentive Listing Fee. The fee payable to the Advisor under certain circumstances if the Shares are Listed pursuant to Section 3.01(e).

Subordinated Share of Net Sales Proceeds. The fee payable to the Advisor under certain circumstances following receipt of Net Sales Proceeds pursuant to Section 3.01(d).

Termination Date. The date of termination of this Agreement.

ARTICLE II

THE ADVISOR

2.01         Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

2.02         Duties of the Advisor. The Advisor undertakes to use its reasonable efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board of Directors. In performance of this undertaking, subject to the supervision of the Board of Directors and consistent with the provisions of the Company’s Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging an Affiliate of the Advisor or other Person:

(a)           serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Company’s investment policies;

(b)           provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;

(c)           maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s uncertificated Shares, if any, and acting as transfer agent for the Company’s Shares;

(d)           investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(e)           consult with the officers and the Board of Directors and assist the Board of Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board of Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;

(f)            subject to the provisions of Sections 2.02(i) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; and (v) enter into leases of Property and service contracts for Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;

(g)	provide the Board of Directors with periodic reports regarding prospective investments in Assets;

(h)           If a transaction requires approval by the Board of Directors, deliver to the Board of Directors all documents required by them to properly evaluate the proposed transaction;

(i)	obtain the prior approval of the Board of Directors for any and all investments in Assets;

(j)            negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(k)           obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;

(l)            from time to time, or at any time reasonably requested by the Board of Directors, make reports to the Board of Directors of its performance of services to the Company under this Agreement;

(m)	provide the Company with all necessary cash management services;

(n)           deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;

(o)           upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;

(p)           supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;

(q)           provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;

(r)            prepare on behalf of the Company all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and

(s)	do all things necessary to assure its ability to render the services described in this Agreement.

2.03         Modification or Revocation of Authority of Advisor. The Board of Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in Section 2.02, provided however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

2.04         Bank Accounts. The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board of Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and the auditors of the Company.

2.05         Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Directors and by counsel, auditors and authorized agents of the

Company, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.

2.06         Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or its other securities, or (d) not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board of Directors, in which case the Advisor shall notify promptly the Board of Directors of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Directors. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board of Directors so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board of Directors or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, employees or stockholders, except as provided in Article V of this Agreement.

2.07         Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board of Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board of Directors knowledge of such condition or circumstance.

ARTICLE III

COMPENSATION

3.01	Fees.

(a)           Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee on the last day of each month in an amount equal to 1/12th of 0.75% of Aggregate Assets Value as of the last day of the preceding month. The Asset Management Fee may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

(b)           Acquisition and Advisory Fees. The Company shall pay the Advisor a fee in the amount of 3.0% of the Contract Purchase Price of each Asset as Acquisition and Advisory Fees payable at the time and in respect of funds expended for (i) the acquisition of an Asset, (ii) to the extent that such funds are capitalized, for the development, construction or improvement of an Asset, or (iii) the making of a Mortgage. All or any portion of any Acquisition and Advisory Fees and Acquisition Expenses not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

(c)           Disposition Fee. If the Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Board of Directors) in connection with the Sale of one or more Assets, the Advisor or such Affiliate shall receive a Disposition Fee equal to 3.0% of the sales price of such Asset or Assets; provided, however, that no Disposition Fee shall be payable to the Advisor for the Sale of Assets if such Sales involve the Company selling all or substantially all of its Assets in one or more transactions designed to effectuate a business combination transaction (as opposed to a Company liquidation, in which case the Disposition Fee would be payable if the Advisor or an Affiliate provides a substantial amount of services as provided above). The Disposition Fee may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company (including the Disposition Fee) shall not exceed an amount equal to the Competitive Real Estate Commission.

(d)           Subordinated Share of Net Sales Proceeds. The Subordinated Share of Net Sales Proceeds shall be payable to the Advisor in an amount equal to 20.0% of Net Sales Proceeds remaining after the Stockholders have received Dividends equal to the sum of the Stockholders’ 7.5% Return and 100% of Invested Capital. To the extent that the Subordinated Share of Net Sales Proceeds is not paid by the Company on a current basis due to the foregoing limitation, the unpaid amount will be accrued and paid at such time as the subordination conditions have been satisfied. Following Listing, no Subordinated Share of Net Sales Proceeds other then any accrued and unpaid Subordinated Share of Net Sales Proceeds will be paid to the Advisor.

(e)           Subordinated Incentive Listing Fee. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Listing Fee in an amount equal to 20.0% of the amount by which (i) the Market Value plus the total of all Dividends paid to Stockholders from the Company’s inception until the date that Market Value is determined, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Dividends required to be paid to the Stockholders in order to pay the Stockholders’ 7.5% Return from inception through the date that Market Value is determined. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note or any combination of the foregoing. If the Company pays such fee with a promissory note, payment in full shall be made from the Net Sales Proceeds of the first Sale completed by the Company after Listing, and interest will accrue at a rate deemed fair and reasonable by the Board of Directors on the date of Listing. If the Net Sales Proceeds from the first Sale after Listing are insufficient to pay the promissory note in full, including accrued interest, then the promissory note shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the amount owing pursuant to such promissory note is paid in full. If the promissory note has not been paid in full within five years from the date of Listing, then the Advisor, or its successors or assigns, may elect to convert the unpaid balance, including accrued but unpaid interest, into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election. If the Shares are no longer Listed at such time as the promissory note becomes convertible into Shares as provided by this paragraph, then the price per Share, for purposes of conversion, shall equal the fair market value for the Shares as determined by the Board of Directors based upon the Appraised Value of the Assets as of the date of election.

(f)            Finance Coordination Fee. If the Advisor or an Affiliate provides a substantial amount of services (as determined by a majority of the Board of Directors) in obtaining a loan to fund the acquisition of one or more Assets or to refinance any outstanding indebtedness secured by one or more Assets, the Advisor or such Affiliate shall receive a Financial Coordination Fee equal to 1.0% of the gross proceeds of such loan.

(g)           Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity.

3.02	Expenses.

(a)           In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

(i)            Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursement received by the Advisor pursuant to this Section 3.02, to the extent that such reimbursement shall not exceed the lesser of 2.0% of the Gross Proceeds or $800,000. The Advisor shall be responsible for the payment of all Organization and Offering Expenses in excess of the lesser of 2.0% of the Gross Proceeds or $800,000;

(ii)	Acquisition Expenses incurred in connection with the selection and acquisition of Assets;

(iii)          the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor;

(iv)          interest and other costs for borrowed money, including discounts, points and other similar fees;

(v)	taxes and assessments on income or property and taxes as an expense of doing business;

(vi)          costs associated with insurance required in connection with the business of the Company or by the Board of Directors;

(vii)         expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)        all expenses in connection with payments to the Board of Directors for attendance at meetings of the Board of Directors and Stockholders;

(ix)          expenses associated with Listing or with the issuance and distribution of securities other than the Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees;

(x)           expenses connected with payments of Dividends in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi)          expenses of organizing, redomesticating, merging, liquidating or dissolving the Company or amending the Articles of Incorporation or the Bylaws;

(xii)         expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)        administrative service expenses, including all costs and expenses incurred by Advisor in fulfilling its duties hereunder. Such costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of Advisor who are engage in the management, administration, operations, and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder; and

(xiv)	audit, accounting and legal fees.

No reimbursement shall be made for costs of personnel of the Advisor or its Affiliates to the extent that such personnel perform services in connection with services for which the Advisor receives the Acquisition and Advisory Fee or the Disposition Fee.

(b)           Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

3.03         Other Services. Should the Board of Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board of Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

ARTICLE IV

TERM AND TERMINATION

4.01         Term; Renewal. Subject to Section 4.02 hereof, this Agreement shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the duty of the Board of Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

4.02         Termination. This Agreement may be terminated at the option of either party immediately upon a Change of Control or upon 60 days written notice without cause or penalty, by either party (in either case, if termination is by the Company, then such termination shall be upon the approval of a majority of the Board of Directors). Notwithstanding any of the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the date of termination (i.e., Sections 3.01(e) and 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Section 1, 2.05, 2.06 and 4.03 through 6.11 shall survive the termination of this Agreement.

4.03	Payments to and Duties of Advisor upon Termination.

(a)           After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, provided that the Subordinated Incentive Listing Fee, if any, shall be paid in accordance with the provisions of Section 3.01(e).

(b)           Subject to the provisions of Section 4.03(e) hereof, upon termination, unless such termination is by the Company because of a material breach of this Agreement by the Advisor or occurs upon a Change of Control, the Advisor shall be entitled to payment of the Performance Fee equal to 20.0% of the amount, if any, by which (i) the Appraised Value of the Assets on the Termination Date, less the amount of all indebtedness secured by the Assets, plus the total Dividends paid to Stockholders from the Company’s inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 7.5% Return from inception through the Termination Date. The Company shall pay such Performance Fee, with interest, at such time as the Company completes the first Sale after the Termination Date. Payment shall be made from the Net Sales Proceeds of such Sale. Interest will accrue beginning on the Termination Date at a rate deemed fair and reasonable by the Board of Directors on the Termination Date. If the Net Sales Proceeds from the first Sale after the Termination Date are insufficient to pay the Performance Fee in full, plus accrued interest, then the Performance Fee shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the Performance Fee is paid in full, with interest. If the Performance Fee has not been paid in full within five years from the Termination Date, then the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed at such time, the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into Shares at a price per Share equal to the fair market value for the Shares as determined by the Board of Directors based upon the Appraised Value of the Assets on the date of election.

(c)           Notwithstanding the foregoing, if termination occurs upon a Change of Control, the Advisor shall be entitled to payment of the Performance Fee equal to 20.0% of the amount, if any, by which (i) the value of the Assets on the Termination Date as determined in good faith by the Board of Directors based upon such factors as the consideration paid in connection with the Change of Control and the most recent Appraised Value, less the amount of all indebtedness secured by the Assets, plus the total Dividends paid to Stockholders from the Company’s inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 7.5% Return from inception through the Termination Date. The surviving entity in the Change of Control (the “Successor”) shall pay such Performance Fee, with interest, at such time as the Successor completes the first Sale after the Termination Date. Payment shall be made from the Net Sales Proceeds of such Sale. Interest will accrue beginning on the Termination Date at the rate of eight percent (8%) per annum. If the Net Sales Proceeds from the first Sale after the Termination Date are insufficient to pay the Performance Fee in full, plus accrued interest, then the Performance Fee shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the Performance Fee is paid in full, with interest. If the Performance Fee has not been paid in full within five years from the Termination Date, then the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into shares of common stock of the Successor (“Successor Shares”) at a price per share equal to the average closing price of the Successor Shares over the ten trading days immediately preceding the date of such election if the Successor Shares are Listed at such time. If the Successor Shares are not Listed at such time, the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into Successor Shares at a price per share equal to the fair market value of the Successor Shares, as determined in good faith by the board of directors of the Successor based upon the appraised value of the assets of the Successor on the date of election.

(d)           In the event that the Advisor disagrees with the valuation of Shares pursuant to Section 4.03(b) where the Shares are not Listed, or the value of the Successor Shares pursuant to Section 4.03( c), where the Successor Shares are not Listed, for purposes of determining the number of shares to be issued to the Advisor following the Advisor’s election to convert the balance of the Performance Fee owed to the Advisor, then the fair market value of such shares shall be determined by an independent appraiser of equity value selected by the Advisor and the Successor. If the Advisor and the Successor are unable to agree upon an expert independent appraiser, then each of the Successor and the Advisor shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one such appraiser whose determination shall be final and binding on the parties.

(e)           In the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Performance Fee will be paid to the Advisor.

(f)	The Advisor shall promptly upon termination:

(i)            pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)           deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(iii)          deliver to the Board of Directors all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and

(iv)	cooperate with the Company to provide an orderly management transition.

ARTICLE V

INDEMNIFICATION

5.01         Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland and the Articles of Incorporation. The foregoing indemnity shall extend, without limitation, to any claims to the extent relating to any of the events or outcomes set forth in any private offering memorandum or prospectus for any Offering as possible results, outcomes or risks associated with the business and investment objectives of the Company. Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

5.02         Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

ARTICLE VI

MISCELLANEOUS

6.01         Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board of Directors. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Directors. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Partnership, and shall likewise be binding upon any successor to the Advisor.

6.02         Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

6.03         Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Cole Credit Property Trust, Inc. 2555 E. Camelback Road, Suite 400 Phoenix, Arizona 85016 Attention: Chairman of the Board
To the Advisor:	Cole REIT Advisors, LLC 2555 E. Camelback Road, Suite 400 Phoenix, Arizona 85016 Attention: Chief Executive Officer

Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.

6.04         Modification. This Agreement shall not be changed, modified, terminated or discharged in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

6.05         Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

6.06         Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Maricopa County, Arizona.

6.07         Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.08         Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

6.09         Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

6.10         Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

6.11	Execution in Counterparts. This Agreement may be executed in any number of counterparts,

each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

COLE CREDIT PROPERTY TRUST, INC.
By:	/s/ Christopher H. Cole
Christopher H. Cole
Chief Executive Officer and President

COLE REIT ADVISORS, LLC
By:	/s/ Christopher H. Cole
Christopher H. Cole
Chief Executive Officer and President

FIRST AMENDMENT TO

ADVISORY AGREEMENT

This First Amendment to Advisory Agreement is made as of this 9th day of May, 2005 (but effective as of the 1st day of January, 2005), by and between COLE CREDIT PROPERTY TRUST, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS, LLC, a Delaware limited liability company (“Advisor”), and provides as follows:

WHEREAS, the Company and Advisor entered into an Advisory Agreement, effective as of April 6, 2004 (the “Agreement”); and

WHEREAS, the Company and Advisor desire to amend the Agreement in order to reduce Advisor’s monthly Asset Management Fee. All capitalized terms used herein shall have the meaning given to them in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1.             The first sentence of Section 3.01(a) of the Agreement is hereby amended in its entirety to read as follows: “The Company shall pay the Advisor a monthly Asset Management Fee on the last day of each month in an amount equal to 1/12th of 0.50% of Aggregate Assets Value as of the last day of the preceding month.”

2.           Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

COMPANY:		ADVISOR:
COLE CREDIT PROPERTY TRUST, INC.		COLE REIT ADVISORS, LLC
By:	/s/ Blair D. Koblenz	By:	/s/ John M. Pons
	Blair D. Koblenz		John M. Pons
	Executive Vice President		Vice President

SECOND AMENDMENT TO

ADVISORY AGREEMENT

This Second Amendment to Advisory Agreement is made as of January 19, 2006 (but effective as of July 1, 2005), by and between COLE CREDIT PROPERTY TRUST, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS, LLC, a Delaware limited liability company (“Advisor”), and provides as follows:

WHEREAS, the Company and Advisor entered into an Advisory Agreement, effective as of April 6, 2004, which Agreement was amended on May 9, 2005 (together, the “Amended Agreement”); and

WHEREAS, the Company and Advisor desire to amend the Amended Agreement in order to temporarily reduce Advisor’s monthly Asset Management Fee from an amount equal to 1/12th of 0.50% of Aggregate Assets Value to 1/12th of 0.25% of Aggregate Assets Value. All capitalized terms used herein shall have the meaning given to them in the Amended Agreement.

NOW, THEREFORE, the parties agree as follows:

1.             The first sentence of Section 3.01(a) of the Amended Agreement is hereby amended in its entirety to read as follows: “The Company shall pay the Advisor a monthly Asset Management Fee on the last day of each month in an amount equal to 1/12th of 0.50% of Aggregate Assets Value as of the last day of the preceding month; provided, however, that commencing on July 1, 2005, through December 31, 2006, the Company shall pay the Advisor a monthly Asset Management Fee on the last day of each month in an amount equal to 1/12th of 0.25% of Aggregate Assets Value as of the last day of the preceding month. Thereafter the monthly Asset Management Fee shall revert back to an amount equal to 1/12th of 0.50% of Aggregate Assets Value as of the last day of the preceding month.”

2.           Except as provided herein, all terms and conditions of the Amended Agreement shall remain in full force and effect.

COMPANY:		ADVISOR:
COLE CREDIT PROPERTY TRUST, INC.		COLE REIT ADVISORS, LLC
By:	/s/ Blair D. Koblenz	By:	/s/ John M. Pons
	Blair D. Koblenz		John M. Pons
	Executive Vice President		Senior Vice President